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                                                               Exhibit 23.1







                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the registration statement of Arbor Drugs, Inc. on Form S-8 (File No. 33-11830) of our report dated June 21, 1994, on our audit of the financial statements of the Arbor Drugs, Inc. 401(k) plan as of December 31, 1993 and 1992, and for the three years in the period ended December 31, 1993, which report is included in this annual report on Form 11-K.








     /s/ COOPERS & LYBRAND

     Detroit, Michigan
     June 27, 1994